As filed with the Securities and Exchange Commission on March 24, 1999

                                                    Registration No. 333- ______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        BANKUNITED FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           FLORIDA                                      65-0377773
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                               255 Alhambra Circle
                           Coral Gables, Florida 33134
                                 (305) 569-2000
               (Address, including ZIP Code, and telephone number,
        including area code, of registrant's principal executive offices)

                        BankUnited Financial Corporation
          1996 INCENTIVE COMPENSATION AND STOCK AWARD PLAN, AS AMENDED
                            (Full title of the plan)

                                Alfred R. Camner
                              Chairman of the Board
                        BankUnited Financial Corporation
                               255 Alhambra Circle
                           Coral Gables, Florida 33134
                                 (305) 569-2000
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Marsha D. Bilzin, Esq.
                           Camner, Lipsitz and Poller,
                            Professional Association
                           550 Biltmore Way, Suite 700
                          Coral Gables, Florida 331314
                                 (305) 442-4994

                                   ----------

                        CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                           Proposed           Proposed
                                                                            maximum            maximum        Amount of
                 Title of each class                    Amount to be    offering price        aggregate     registration
           of securities to be registered              registered (1)      per unit        offering price        fee
-------------------------------------------------------------------------------------------------------------------------
Class A Common Stock.................................     2,472,335      $6.6563(2)(3)       $9,984,450      $2,775.68
                                                           shares                              (2)(3)
-------------------------------------------------------------------------------------------------------------------------
Class B Common Stock.................................     2,472,335      $6.6563(2)(3)       $9,984,450      $2,775.68
                                                           shares                              (2)(3)
-------------------------------------------------------------------------------------------------------------------------
Noncumulative Convertible Preferred Stock, Series B..       550,000      $9.9572(2)(3)       $5,476,460      $1,522.46
                                                           shares                              (2)(3)
=========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the number of securities registered hereby includes an undetermined number of shares resulting from any stock splits, stock dividends or similar transactions relating to the registered securities. The number of securities registered also includes the number of shares of Class A Common Stock and Class B Common Stock that would be issued, or reserved for issuance, due to the conversion of convertible securities which may be granted under the BankUnited Financial Corporation 1996 Incentive Compensation and Stock Award Plan, as amended.
(2) Pursuant to Rule 457(h)(1) and 457(c) under the Securities Act, estimated for the purpose of calculating the registration fee based on the average of the bid and asked prices of the Class A Common Stock on March 22, 1999, as quoted on the Nasdaq National Market System. Pursuant to Rule 457(i) under the Securities Act, the maximum aggregate offering price is based upon 1,500,000 shares of Class A Common Stock and 1,500,000 shares of Class B Common Stock, which does not include an additional 972,335 shares of Class A common stock and Class B common stock which would be issuable upon conversion of the shares of Noncumulative Convertible Preferred Stock, Series B.
(3) Neither the Class B Common Stock nor the Noncumulative Convertible Preferred Stock, Series B is publicly traded, but each share of Class B Common Stock is convertible into one share of Class A Common Stock, and each share of Noncumulative Convertible Preferred Stock, Series B is convertible into 1.4959 shares of Class B Common Stock. Therefore, the market price of the Class A Common Stock is being used solely for purposes of calculating the registration fee.

                                   ----------

      This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act.

      Pursuant to General Instruction E of Form S-8, BankUnited Financial Corporation's Registration Statement No. 333-25595, as filed with the Securities and Exchange Commission on April 22, 1997, which relates to shares of BankUnited Financial Corporation's Class A Common Stock, Class B Common Stock and Noncumulative Convertible Preferred Stock, Series B which may be issued pursuant to the BankUnited Financial Corporation 1996 Incentive Compensation and Stock Award Plan (the "Plan") is incorporated by reference herein. This Registration Statement on Form S-8 is filed for the purpose of registering additional shares of BankUnited Financial Corporation Class A Common Stock, Class B Common Stock and Noncumulative Convertible Preferred Stock, Series B to be issued pursuant to the Plan, as amended.

Item 8.  EXHIBITS.*

                  The following is a list of Exhibits to this Registration
Statement:

         5.1 Opinion of Camner, Lipsitz and Poller, P.A. regarding the legality of the securities being registered.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Camner, Lipsitz and Poller, P.A. (set forth in
                  Exhibit 5.1 to this Registration Statement).

* Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.

Item 9.  UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to

Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 6 of this Registration Statement (as incorporated by reference), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on March 24, 1999.

                                   BANKUNITED FINANCIAL CORPORATION

                                   By:  /s/ Diane DeLella
                                        ----------------------------------------
                                        Diane DeLella
                                        Vice President, Chief Financial Officer
                                        and Controller

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred R. Camner his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 24, 1999 by the following persons in the capacities indicated.

/s/ Alfred R. Camner                     Chairman of the Board, Chief Executive
------------------------------           Officer, and Director
ALFRED R. CAMNER                         (Principal Executive Officer)

/s/ Mehdi Ghomeshi                       President and Chief Operating Officer
------------------------------           and Director
MEHDI GHOMESHI

/s/ Lawrence H. Blum                     Vice Chairman of the Board and Director
------------------------------
LAWRENCE H. BLUM

/s/ Earline G. Ford                      Executive Vice President, Treasurer and
-------------------------------          Director
EARLINE G. FORD

/s/ Marc Lipsitz                         Director and Corporate Secretary
------------------------------
MARC LIPSITZ

/s/ Marc D. Jacobson                     Director
------------------------------
MARC D. JACOBSON

/s/ Allen M. Bernkrant                   Director
------------------------------
ALLEN M. BERNKRANT

/s/ Anne W. Solloway                     Director
------------------------------
ANNE W. SOLLOWAY

                                         Director
------------------------------
NEIL MESSINGER

/s/ Bruce Friesner                       Director
------------------------------
BRUCE FRIESNER

/s/ Diane DeLella                        Vice President, Chief Financial
------------------------------           Officer and Controller
DIANE DELELLA

                                  Exhibit Index

                                                                      SEQUENTIAL
EXHIBIT                                                                  PAGE
NUMBER                             DESCRIPTION OF DOCUMENT              NUMBER
-------                            -----------------------            ----------
  5.1 Opinion of Camner, Lipsitz and Poller, P.A. regarding the legality of the securities being registered.

  23.1             Consent of PricewaterhouseCoopers LLP.

  23.2 Consent of Camner, Lipsitz and Poller, P.A. (set forth in Exhibit 5.1 to this Registration Statement).